Exhibit 10.3

July 16, 2010

Polar Capital Group, LLC

200 Portland Street, Suite 301

Boston, MA 02114

Attn: Donald P. Armstrong, Jr.

 Manager

Polar News Company, LLC

200 Portland Street, Suite 301

Boston, MA 02114

Attn: Donald P. Armstrong, Jr.

 Manager

Re: AOL Inc. (successor by assignment to AOL LLC) / Patch Media Corporation Escrow Funds Payable to Polar News Company, LLC

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Agreement and Plan of Merger, dated as of May 30, 2009, by and among AOL Inc., a Delaware corporation (successor by assignment to AOL LLC) (“Parent”), Pumpkin Merger Corporation, a Delaware corporation and a wholly owned Subsidiary of Parent (“Merger Sub”), Patch Media Corporation, a Delaware corporation (the “Company”), and Jon Brod, in his capacity as the Stockholders’ Agent (as the same may be amended, supplemented, modified and/or restated from time to time, the “Merger Agreement”) and (ii) that certain Letter Agreement, dated as of June 10, 2009, by and among Parent, Polar News Company, LLC (“Polar News”) and Polar Capital Group, LLC (“Polar Capital”) (the “Polar News Consideration Side Letter”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement.

This letter is being delivered to document our mutual understanding regarding the implementation of the terms of the Polar News Consideration Side Letter with respect to the portion of the Polar News Merger Consideration (as such term is defined in the Polar News Consideration Side Letter) held under the terms of the Escrow Agreement. As of July 12, 2010, the amount of Polar News Merger Consideration (as such term is defined in the Polar News Consideration Side Letter) held under the terms of the Escrow Agreement is $530,902.31 plus $288.33 of interest, dividends, earnings and other income accrued thereon (the “Polar News Escrow Release Payment”). As a result of Polar Capital’s economic interest in Polar News, Polar Capital is entitled to receive $456,902.31 plus $248.14 of interest, dividends, earnings and other income accrued thereon (the “Polar Capital Escrow Release Payment”). As a result of Jon Brod’s economic interest in Polar News, Jon Brod is entitled to receive $74,000.00 plus $40.19 of interest, dividends, earnings and other income accrued thereon (the “Jon Brod Escrow Release Payment”).

On July 12, 2010, Parent and Jon Brod, in his capacity as the Stockholders’ Agent, instructed the Escrow Agent to distribute the Polar News Escrow Release Payment as follows: (1) payment to Polar News or its designee of $74,040.19, which represents the Jon Brod Escrow Release Payment; and (2) payment to Parent of $457,150.45, which represents the Polar Capital Escrow Release Payment (which such amount Polar Capital agrees shall be retained by Parent in lieu of distribution to Polar Capital). As of today, Parent has received the Polar Capital Escrow Release Payment from the Escrow Agent. Therefore, after the close of trading on the New York Stock Exchange today, in accordance with the terms of the Polar News Consideration Side Letter, Polar Capital will be issued 21,779 shares of common stock, $0.01 par value per share, of Parent in lieu of the Polar Capital Escrow Release Payment received by Parent (the “July 2010 Consideration Shares”) and forgo any rights to receive a fractional share. Upon issuance of the July 2010 Consideration Shares, Polar News and Polar Capital will cease to have any claim of any nature whatsoever with respect to, and Parent shall have no further obligation of any nature whatsoever to pay, the Polar Capital Escrow Release Payment.

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Please indicate receipt of this letter agreement and acceptance of its terms and conditions by signing in the space provided below and returning to Parent an original signed copy of this letter.

AOL INC.

By:	/s/ Damien Atkins
Name:	Damien Atkins
Title:	Chief Counsel

Acknowledged and Agreed:

Polar Capital Group, LLC

By:	/s/ Donald P. Armstrong, Jr.
Name:	Donald P. Armstrong, Jr.
Title:	Manager

Polar News Company, LLC

By:	/s/ Donald P. Armstrong, Jr.
Name:	Donald P. Armstrong, Jr.
Title:	Manager

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